EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. Sec.1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WLG Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Wood, Chief Executive Officer of the Company, and I, David L. Koontz, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1. The Report on Form 10-Q fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date: May 14, 2009

By:	/s/ Christopher Wood	By:	/s/ David Koontz
	Name: Christopher Wood		Name: David Koontz
	Title: Chief Executive Officer (Principal Executive Officer)		Title: Chief Financial Officer (Principal Financial and Accounting Officer)